SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2017

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code 972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2017 Brinker International, Inc. (the “Company”) announced the resignation of Executive Vice President and Chief Financial Officer Tom Edwards, who is relocating to accept a role outside the restaurant industry and move closer to his family. This change will be effective April 7, 2017.

In connection with Mr. Edwards’ departure, the Company appointed Joe Taylor as Interim Chief Financial Officer of the Company, effective as of April 7, 2017, and he will serve in such role until a permanent successor is named. Mr. Taylor, 58, most recently served as the Company’s Vice President of Investor Relations and Treasurer from June 2016 until present. He served in various positions of increasing responsibility at the Company from 1999 until 2016. Prior to his role as the Company’s Vice President of Investor Relations and Treasurer, he was the Vice President of Investor Relations from August 2015 to June 2016, the Vice President of Corporate Affairs from July 2003 to August 2015, and the Vice President of Finance and Treasurer from December 1999 to July 2003.

There are no family relationships between Mr. Taylor and any of our other executive officers and directors. There are no related person transactions (within the meaning of 404(a) of Regulation S-K) between Mr. Taylor and the Company or any of its subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release issued by the Company on April 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Dated: April 4, 2017	By:	/s/ Wyman T. Roberts
Wyman T. Roberts
President and Chief Executive Officer